SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement”) is made and entered into as of the 5th day of December, 2015 (the “Effective Date”), by and between HH-Poca Fiesta, LLC, an Arizona limited liability company (“Plaintiff”), on the one hand, and Epic Stores, L.L.C., an Arizona limited liability company dba Epic Thrift (“Epic AZ”), Epic Stores, LLC, a Nevada limited liability company (“Epic NV”), and Epic Stores Corp., a publicly traded Nevada corporation (“Epic Corp”) (collectively referred to herein as “Defendants”), on the other hand.

RECITALS

A.                WHEREAS, Plaintiff has filed a lawsuit against Defendants in the Maricopa County Superior Court, Case Number CV2015-011494 (the “Lawsuit”). In the Lawsuit, Plaintiff asserts claims against Defendants arising out of a lease dated October 7, 2013 (the “Lease”) for certain non-residential premises located at and commonly known as 1110 West Southern Avenue, Suite 20, in Mesa, Arizona (the “Leased Premises”).

B.                 WHEREAS, Plaintiff and Defendants (collectively, the “Parties”) now desire to resolve the Lawsuit on the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Parties agree as follows:

1.                  Stipulation to Judgment. Immediately upon mutual execution and delivery of this Agreement, the Parties, through their respective counsel, shall execute a “Stipulation to Judgment” in the form attached hereto as Exhibit A (the “Stipulation”). The Stipulation shall provide for the entry of a “Judgment” in the Lawsuit in favor of Plaintiff and against Defendants Epic AZ and Epic NV in the principal sum of Three Hundred Thirty Five Thousand and No/100 Dollars ($335,000.00) in the form attached hereto as Exhibit B (the “Judgment”). The Stipulation and Judgment shall provide for all claims against Epic Corp to remain pending notwithstanding entry of the Judgment. The Stipulation shall be executed by counsel for Defendants and the original thereof shall be immediately forwarded to counsel for Plaintiff. It is expressly agreed that the original, fully-executed Stipulation shall be maintained in the files of counsel for Plaintiff and shall not be filed with the Court unless and until an “Event of Default” occurs as specified in Section 3 of this Agreement.

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2.                  Settlement Payment. In order to prevent the filing of the Stipulation, Epic AZ and/or Epic NV shall pay Plaintiff the total amount of Two Hundred Thousand and No/100 Dollars ($200,000.00) (the “Settlement Amount”). The Settlement Amount shall be paid according to the following schedule:

a.	Seventeen Thousand Dollars ($17,000.00) on or before January 4, 2015;
b.	Two Thousand Dollars ($2,000.00) on or before January 11, 2016;
c.	Two Thousand Dollars ($2,000.00) on or before January 18, 2016;
d.	Two Thousand Dollars ($2,000.00) on or before January 25, 2016;
e.	Two Thousand Dollars ($2,000.00) on or before February 1, 2016;
f.	Two Thousand Dollars ($2,000.00) on or before February 8, 2016;
g.	Two Thousand Dollars ($2,000.00) on or before February 15, 2016;
h.	Two Thousand Dollars ($2,000.00) on or before February 22, 2016;
i.	Two Thousand Dollars ($2,000.00) on or before February 29, 2016;
j.	Two Thousand Dollars ($2,000.00) on or before March 7, 2016; and
k.	One Hundred Sixty-Five Thousand Dollars ($165,000.00) on or before March 11, 2016.

Each of the foregoing payments is referred to herein as a “Settlement Installment.” All Settlement Installments shall be made payable to “HH-Poca Fiesta, LLC” and shall be sent to the attention of counsel for Plaintiff (George U. Winney, Esq., Two N. Central Ave., Suite 1500, Phoenix, AZ 85004) so as to be received on or before its due date. Alternatively, Epic AZ and/or Epic NV may elect (or, on at least seven (7) days’ written email notice to counsel for Defendants, Plaintiff may require) that one or more Settlement Installments by made by wire transfer to Plaintiff so as to be received on or before its due date. Plaintiff’s wiring instructions are as follows:

Alliance Bank of Arizona

Account #: 8010699679

Routing #: 122105980

3.                  Grace Periods/Default Notices/Filing of Stipulation. In the event any Settlement Installment is not received by the due date set forth in Section 2 of this Agreement, Plaintiff shall cause a written notice of such fact (a “Default Notice”) to be provided by e-mail to counsel for Defendants (Chase E. Halsey, Esq. at Chase@MKCFirm.com). If the delinquent Settlement Installment is not received by Plaintiff’s counsel (or by Plaintiff, if sent by wire) within three (3) business days of the date of a Default Notice, an “Event of Default” shall have occurred. The Parties agree, however, that Plaintiff shall not be required to issue more than two (2) Default Notices under this paragraph. Once two (2) Default Notices have been issued, an “Event of Default” shall occur, without the issuance of any further Default Notice and without any grace period whatsoever, if Epic AZ and/ or Epic NV thereafter fail to pay any Settlement Installment so that it is received on or before its due date. Upon the occurrence of any Event of Default, Plaintiff shall be entitled to immediately file the Stipulation with the Court, and lodge the Judgment for immediate entry by the Court. In the event the Judgment is entered after one or more Settlement Installments have been paid by Epic AZ and/or Epic NV pursuant to this Agreement, the Judgment shall be entered in the full amount of Three Hundred Thirty-Five Thousand Dollars ($335,000.00) as set forth in Section 1 of this Agreement, but any Settlement Installments theretofore paid by Epic AZ and/or Epic NV to Plaintiff pursuant to Section 2 of this Agreement shall be deemed payments against the Judgment. Any Settlement Installment that is returned to Plaintiff for insufficient funds, stop payment, or other cause shall be deemed the equivalent of a failure by Epic AZ and Epic NV to pay such Settlement Installment.

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4.                  Disposition of Lawsuit. In the event all Settlement Installments are paid without an Event of Default, Plaintiff shall destroy the original Stipulation and the Parties, through their respective counsel, shall promptly stipulate to a dismissal of the Lawsuit with prejudice (with the Parties to bear their own costs and attorney’s fees incurred therein.) The Parties agree to stipulate, as necessary, to extend case deadlines in connection with the Lawsuit in order to minimize legal expenses pending payment in full of the Settlement Amount.

5.                  Possession of Leased Premises; Disclaimer of Property. Defendants hereby acknowledge and agree that they have no further right to possess, use, occupy, or enter the Leased Premises for any purpose whatsoever, or to recover or remove any property from the Leased Premises. All property of Defendants that is located in the Leased Premises as of the Effective Date, if any, is hereby disclaimed by Defendants in favor of Plaintiff. Defendants hereby represent and warrant to Plaintiff that no third party has any right, interest, or claim, through Defendants, in or to any property located in the Leased Premises as of the Effective Date. Defendants agree that Plaintiff may dispose of any property that is located in the Leased Premises as of the Effective Date, in any manner and in Plaintiff’s sole and absolute discretion, and Plaintiff shall have no obligation whatsoever to account to Defendants therefore.

6.                  Security Deposit. Defendants hereby forfeit any and all rights and interests in and to any deposits held by Plaintiff in connection with the Lease, if any, and any such deposits shall not be applied in reduction of the Settlement Amount or any Settlement Installments.

7.                  Release of Defendants. If and only if all Settlement Installments as set forth in Section 2 above are paid by Epic AZ and/or Epic NV without the occurrence of an “Event of Default” as specified in Section 3 of this Agreement, Plaintiff hereby releases Defendants, together with Defendants’ members, managers, employees, representatives, agents, parent companies, subsidiaries, affiliates, insurers, successors, or assigns, from any and all actions, causes of action, demands, liabilities, or any other claims of any nature whatsoever, known or unknown, liquidated or unliquidated, including but not limited to those which in any way arise out of or relate to the Lawsuit, Lease or the Leased Premises.

8.                  Release of Plaintiff. Defendants hereby release Plaintiff, together with Plaintiff’s members, managers, employees, representatives, agents, parent companies, subsidiaries, affiliates, insurers, successors, or assigns, from any and all actions, causes of action, demands, liabilities, or any other claims of any nature whatsoever, known or unknown, liquidated or unliquidated, including but not limited to those which in any way arise out of or relate to the Lawsuit, Lease or the Leased Premises.

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9.                  Construction. This Agreement has been jointly and freely negotiated by the Parties and their respective counsel. Accordingly, neither this Agreement nor any provision hereof shall be construed against any of the Parties as drafter.

10.              Counterparts/Facsimiles. This Agreement may be executed in one or more counterparts, which taken together shall have the force and effect of one original document. Facsimile copies of the signature pages to this Agreement shall be deemed originals.

11.              Costs and Attorneys’ Fees. The Parties shall bear their own costs and attorneys’ fees incurred in connection with the Lawsuit, and in connection with the negotiation, preparation, and review of this Agreement. However, in the event any action is brought to enforce the terms of this Agreement, the prevailing party in such action shall receive an award of its costs and reasonable attorneys’ fees incurred in that action.

12.              Jurisdiction and Venue: Jury Waiver. In the event any lawsuit is filed to enforce the terms of this Agreement, the Parties hereby agree that such lawsuit shall be filed in the Superior Court of Arizona, in the County of Maricopa, and that jurisdiction and venue shall be proper in such court. The Parties hereby waive the right to trial by jury in any such lawsuit.

13.              Integration. This Agreement constitutes the final, entire, and integrated agreement between the Parties with respect to the subject matter hereof, and supersedes any and all other agreements or communications, whether prior or contemporaneous, and whether written or oral, regarding the terms of the settlement set forth herein.

14.              Restriction on Amendments. This Agreement may not be amended or modified except by a writing executed by all of the Parties.

15.              Time of the Essence. Time is of the utmost essence with respect to the obligations and deadlines set forth in this Agreement.

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IN WITNESS HEREOF, the Parties have executed this Settlement Agreement as of the Effective Date.

HH-Poca fiesta, llc, an Arizona limited liability company By: /s/ Chris Hinkson Name: Chris Hinkson Title: Manager
EPIC STORES, L.L.C., an Arizona limited liability company By: /s/ Brian Davidson Name: Brian Davidson Title: Managing Member
EPIC STORES, LLC, a Nevada limited liability company By: /s/ Brian Davidson Name: Brian Davidson Title: Managing Member
EPIC STORES CORP., a Nevada corporation By: /s/ Brian Davidson Name: Brian Davidson Title: CEO

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EXHIBIT A

(STIPULATION TO JUDGMENT)

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George U. Winney #019370

GAMMAGE & BURNHAM, P.L.C.

A Professional Limited Liability Company

Attorneys at Law

Two North Central Avenue, 15th floor

Phoenix, AZ 85004

telephone (602) 256-0566 | fax (602) 256-4475

email: gwinney@gblaw.com

Attorneys for Plaintiff

SUPERIOR COURT OF ARIZONA Maricopa COUNTY

HH-POCA FIESTA, LLC, an Arizona limited liability company,

Plaintiff,

vs.

EPIC STORES, L.L.C., an Arizona limited liability company dba EPIC THRIFT; EPIC STORES, LLC, a Nevada limited liability company; EPIC STORES CORP., a Nevada corporation; and DOE DEFENDANTS 1-10,

Defendants.

Case No. CV2015-011494 STIPULATION TO JUDGMENT

HH-Poca Fiesta, LLC, an Arizona limited liability company (“Plaintiff”), on the one hand, and Epic Stores, L.L.C., an Arizona limited liability company dba Epic Thrift, and Epic Stores, LLC, a Nevada limited liability company (collectively referred to herein as the “Epic LLC Defendants”), on the other hand, hereby stipulate that judgment be entered in favor of Plaintiff and against the Epic LLC Defendants in the amount of Three Hundred Thirty-Five Thousand and 00/100 Dollars ($335,000.00), together with post-judgment interest thereon at the contractual rate of eighteen percent (18%) per annum from the date of judgment until paid. The parties agree to bear their own costs and attorney’s fees incurred herein.

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Plaintiff’s claims against Epic Stores Corp., a Nevada corporation, shall remain pending.

A proposed form of judgment is submitted herewith, and Plaintiff and the Epic LLC Defendants hereby stipulate and request that it be entered forthwith.

Respectfully submitted this ____ day of ________________, 20___.

GAMMAGE & BURNHAM, PLC

By: ___________________

George U. Winney

Two North Central Avenue, 15th Floor

Phoenix, Arizona 85004

Attorneys for Plaintiff

MURPHY KARBER CORDIER PLC

By: ___________________

Chase E. Halsey
Murphy Karber Cordier PLC
2828 N. Central Ave., Ste. 1110
Phoenix, Arizona 85004
Attorneys for Defendants

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EXHIBIT B

(FORM OF JUDGMENT)

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George U. Winney #019370

GAMMAGE & BURNHAM, P.L.C.

A Professional Limited Liability Company

Attorneys at Law

Two North Central Avenue, 15th floor

Phoenix, AZ 85004

telephone (602) 256-0566 | fax (602) 256-4475

email: gwinney@gblaw.com

Attorneys for Plaintiff

SUPERIOR COURT OF ARIZONA Maricopa COUNTY

HH-POCA FIESTA, LLC, an Arizona limited liability company,

Plaintiff,

vs.

EPIC STORES, L.L.C., an Arizona limited liability company dba EPIC THRIFT; EPIC STORES, LLC, a Nevada limited liability company; EPIC STORES CORP., a Nevada corporation; and DOE DEFENDANTS 1-10,

Defendants.

Case No. CV2015-011494 JUDGMENT

On stipulation of the parties, and good cause appearing:

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED:

That judgment is hereby entered in favor of plaintiff HH-Poca Fiesta, LLC, an Arizona limited liability company, and against (i) Epic Stores, L.L.C., an Arizona limited liability company dba Epic Thrift, and (ii) Epic Stores, LLC, a Nevada limited liability, company jointly and severally, in the amount of Three Hundred Thirty-Five Thousand and 00/100 Dollars ($335,000.00), together with post-judgment interest thereon at the contractual rate of eighteen percent (18%) per annum from the date of this judgment until paid in full.

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IT IS FURTHER ORDERED that the parties shall bear their own costs and attorney’s fees incurred herein.

IT IS FURTHER ORDERED the plaintiff’s claims against defendant Epic Stores Corp, a Neva da corporation, remain pending.

The Court, expressly determining that there is no just reason for delay in entering final judgment, hereby expressly directs, pursuant to Rule 54(b), Rules of Civil Procedure, that this final judgment be entered forthwith.

DONE IN OPEN COURT on this _____ of _________________, 20____.

___________________

Maricopa County Superior Court Judge

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